STUTZMAN & KLOTZ

A CALIFORNIA GENERAL PARTNERSHIP
2137 SPLENDORWOOD PLACE
ESCONDIDO, CALIFORNIA 92026

Mark E. Stutzman	Tel: (858) 344-6365
Attorney at Law	Email: Mark@stutzmanklotz.com
Randall Klotz	Tel: (619) 368-4971
Attorney at Law	Email: Randall_Klotz@yahoo.com

December 29, 2015

Board of Directors

Sprinter Football Club, Inc.

2344 Corte De La Jara
Pleasanton, CA 94566

Re: Regulation A Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel for Sprinter Football Club, Inc., a Nevada corporation qualified to do business in California (the "Company"), in connection with the proposed sale ("Sale") of shares of the Company's Class B, Class C and Class D common stock pursuant to the terms of a Regulation A Offering Statement on Form 1-A, Amendment No. 2, filed on or about December 29, 2015, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

The Offering Statement relates to the proposed issuance by the Company of up to 40,000,000 shares Class B common stock, 10,000,000 shares of Class C common stock and 10,000,000 shares of Class D common stock (the "Shares"), with all classes of common stock having $0.00001 par value per share.

In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Articles of Incorporation of the Company, as amended and restated; (ii) the Bylaws of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares being registered under the Offering Statement; (iv) the Offering Statement, and the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

In our examination, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, the capacity of all natural persons, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Board of Directors
Sprinter Football Club, Inc.

December 29, 2015

We disclaim any responsibility for any changes that may have occurred with respect to the status of the Corporation, or any other factual matters addressed in the Company's Articles, from and after date of our opinion.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. This opinion is limited solely to the California Corporate Securities Law of 1968, as amended from time to time, and the reported judicial decisions interpreting such law. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

For purposes of this opinion, we have assumed that, prior to the issuance of any Shares, (1) the Offering Statement, as finally amended, will have become qualified under the Act and (2) the Corporation has obtained all necessary California permits or qualification of the securities being offered to consummate the Sale as described in the Offering Statement, and the Corporation is otherwise in compliance with all federal, state, and local laws applicable to it and its business. Based upon and subject to the foregoing, it is our opinion that the Shares being sold pursuant to the Offering Statement are duly authorized and will be, when issued in the manner described in the Offering Statement, legally and validly issued, fully paid and non-assessable.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Offering Statement or any portion thereof.

We further consent to the use of this opinion as an exhibit to the Offering Statement. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STUTZMAN & KLOTZ,

A California General Partnership

/s/  Mark Stutzman

Mark Stutzman, Partner